EMPLOYMENT AGREEMENT

                                     BETWEEN

                                TOYS "R" US, INC.

                                       AND

                                   ----------

                                   DATED AS OF

                                   ----------



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                                TABLE OF CONTENTS

1. Employment Period.......................................................... 1

2. Terms of Employment........................................................ 1

      (a)   Position ......................................................... 1

      (b)   Compensation ..................................................... 1
            (i)      Base Salary.............................................. 1
            (ii)     Incentive Bonus.......................................... 1
            (iii)    Housing Allowance........................................ 2
            (iv)     Supplemental Executive Retirement Plan................... 2
            (v)      Stock Units.............................................. 2
            (vi)     Stock Options............................................ 2
            (vii)    Deferred Compensation Plan............................... 2
            (viii)   Participation in Other Plans............................. 2
            (ix)     Toys "R" Us Health Plan.................................. 2
            (x)      Life Insurance Plan...................................... 3
            (xi)     Long Term Disability Plan................................ 3
            (xii)    Savings and Profit Sharing Plan.......................... 3
            (xiii)   Stock Purchase Plan...................................... 3
            (xiv)    Vacation................................................. 3
            (xv)     Relocation............................................... 3
            (xvi)    Miscellaneous............................................ 3

3. Termination of Employment Upon Death, Disability or Retirement............. 4

4. Other Termination of Employment............................................ 4

      (a)   Company Termination............................................... 4

      (b)   Executive's Termination........................................... 4

      (c)   Notice of Termination............................................. 4

      (d)   Obligations of the Company Upon Termination Under Section 4....... 4


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      (e)   Contract Non-Renewal.............................................  6

      (f)   Cause............................................................  7

5. Release Agreement.........................................................  7

6. Offset....................................................................  7

7. Compensation and Benefits Following Change of Control.....................  7

8. Nonexclusivity of Rights..................................................  8

9. Full Settlement; Legal Fees...............................................  8

      (a)   No Obligation to Mitigate........................................  8

      (b)   Expenses of Contests.............................................  8

10.  Certain Additional Payments by the Company..............................  9

11.  Restrictions and Obligations of the Executive...........................  9

      (a)   Consideration for Restrictions and Covenants.....................  9

      (b)   Confidentiality..................................................  9

      (c)   Non-Solicitation or Hire......................................... 10

      (d)   Non-Competition and Consulting................................... 10

      (e)   Definitions For purposes of this Section 11...................... 11

      (f)   Relief........................................................... 11

12. Successors............................................................... 12

13. Miscellaneous............................................................ 12

      (a)   Governing Law.................................................... 12

      (b)   Captions......................................................... 12

      (c)   Amendment........................................................ 12

      (d)   Notices.......................................................... 12

      (e)   Assistance to Company............................................ 13


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      (f)   Severability of Provisions....................................... 13

      (g)   Withholding...................................................... 13

      (h)   Waiver........................................................... 13

      (i)   Arbitration...................................................... 13

EXHIBIT A   Separation and Release Agreement

EXHIBIT B   Definitions

EXHIBIT C   Change of Control

EXHIBIT D   Stock Unit Agreement


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                     TOYS "R" US, INC. EMPLOYMENT AGREEMENT

      AGREEMENT (this "Agreement"), by and between Toys "R" Us, Inc., a Delaware corporation (the "Company"), and ____________________ (the "Executive"), dated as of __________________. Capitalized terms used in this Agreement and in Exhibit A hereto that are not defined in the operative provisions shall have the meanings ascribed to them on Exhibit B hereto.

      1. Employment Period The Company hereby agrees to employ the Executive and the Executive hereby agrees to be employed by the Company subject to the terms and conditions of this Agreement, for the Employment Period. The term "Employment Period" means the period commencing on the date hereof and ending on the second anniversary of such date as automatically extended for successive additional one-year periods unless, at least six months prior to the scheduled expiration of the Employment Period, the Company shall give notice to the Executive that the Employment Period shall not be so extended.

      2. Terms of Employment

            (a)   Position

                  (i) Commencing on the date hereof and for the remainder of the
            Employment Period, the Executive shall serve as __________________________ ("current position"), or such other
            Executive position to which the Executive may be appointed by the Company. The Executive shall be based in ------------------.

                  (ii) During the Employment  Period,  and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full time during normal business hours to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully and efficiently such responsibilities.

            (b) Compensation

                  (i) Base  Salary  The  Executive  will be paid an annual  base salary  of  $_______________  per  annum,  which  will  be  paid  in accordance with the Company's regular payroll policies. The Executive will receive a performance and compensation evaluation annually, effective on or about April 1st of each year, the first of which will occur on or about ____________________.

                  (ii) Incentive Bonus The Executive shall also be eligible, for each fiscal year ending during the Employment Period, to receive an annual incentive bonus and incentive awards pursuant to the Company's Incentive Plans and subject to the terms thereof at a level commensurate with the Executive's current grants and the Executive's current position or any more senior position(s) to which the Executive may be appointed. Each such incentive bonus shall be paid in accordance with the Company's incentive


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            Plans,  prorated for the number of months the  Executive is employed during each such fiscal year. For the period ending January 31, 2002, the Executive will be eligible for an annual incentive guaranteed to be no less than _____% of base salary regardless of performance with a target of ______% of base salary. Thereafter, there will be no guarantee. Instead, the Executive will be eligible for the incentive, as are other Company executives, based upon the following formula: two-thirds (2/3) of the annual incentive will be based on improvement on Economic Value Added (EVA) or such other financial measurement as determined by the Company, and one-third (1/3) will be based on individual strategic, non-financial goals. The Executive shall receive the first award under this plan on or about ___________________.

                  [(iii) Housing Allowance The Executive shall receive,  in lieu of a $___________ sign on bonus, a temporary monthly housing allowance for mutually acceptable accommodations in the ___________________ area for a period not exceeding ___________
            months.]

                  (iv) Supplemental Executive Retirement Plan Each year as of January 31st, a contribution will be made on the Executive's behalf equal to 11% of that portion of the Executive's actual cash compensation in the prior calendar year that exceeds the IRS limit (currently $170,000). The first contribution on the Executive's behalf will be made as of ___________________, based on _______ income. This is a non-qualified plan, which has been secured to the extent allowed by law through the use of a rabbi trust. In addition, this Plan includes a pre-retirement death benefit equal to five (5) times Executive's annual target cash compensation. The Executive insurance coverage will become effective as soon as the required underwriting can be completed.

                  (v) Stock Units As further  inducement  for the  Executive  to enter into this Agreement and to continue in the employ of the Company, the Company has granted to the Executive ______________ shares of Restricted Stock, pursuant to the Stock Unit Agreement executed and delivered by the Company on the date hereof in the form attached as Exhibit D hereto. The Restricted Stock will become vested at the rate of fifty (50) percent after (2) years following the award date and one hundred (100) percent after (3) three years following the award date.

                  (vi) Stock Options The Executive  will receive a sign-on grant of ______________ stock options, which pending Board of Directors approval, will be effective as of the date of this agreement. The option price will be the average of the high and low trading prices on the date of the grant. Executive options are exercisable beginning 6 months following the grant date. These options will become vested at the rate of fifty (50) percent after two (2) years following the grant date, and one hundred (100) percent after three
            (3) years following the grant date. The Executive will also be eligible for an annual stock option grant of ____________ shares in
            _______________.

                  (vii) Deferred Compensation Plan A variety of investment funds are available for deferral.

                  (viii) Participation in Other Plans During the Employment Period, the


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            Executive  shall be eligible to  participate in all other Plans at a level commensurate with the Executive's position.

                  (ix) Toys "R" Us Health Plan The Executive will be eligible to enroll in the Toys "R" Us Health Plan as of the Executive's employment date. In addition, the Executive will participate in the Company's Executive Medical Plan, which will reimburse the Executive for deductibles and co-payments required under the basic health plan. The Company's health plans include a pre-existing conditions limitation. Any health condition for which the Executive or a dependent has been diagnosed, received treatment or incurred expenses during the 90 days prior to the Executive's employment date may be excluded for a one-year period.

                  (x) Life Insurance Plan The Company will provide life insurance and accidental death and dismemberment insurance equal to two times the Executive's total annual target cash compensation. The Executive will be covered from the Executive's employment date. The Company pays the full cost of this plan. Please note that this insurance is in addition to the 5x total cash benefit under the SERP.

                  (xi) Long Term Disability Plan The Company will pay 60% of the
            Executive's base salary if the Executive becomes totally disabled for more than 90 days. The long term disability coverage will begin 90 days following the Executive's employment date. The Company pays the full cost of this plan. The Executive will also be able to purchase supplemental long term disability insurance to protect the Executive's bonus income.

                  (xii) Savings and Profit Sharing Plan This Plan, which includes both a Company funded profit sharing contribution and voluntary 401(k) savings vehicle with Company matching contributions, is available one year following the Executive's employment date.

                  (xiii) Stock  Purchase Plan This Plan enables the Executive to purchase Toys "R" Us stock deductions through payroll. The Company will match 10% of your contributions and pay all commissions and fees on the purchase of Company stock. This Plan is available 90 days following your employment date.

                  (xiv)  Vacation  The  Executive  will be eligible for four (4)
            weeks  vacation   beginning  with  the  Executive's  first  year  of
            employment.

                  (xv) Relocation The Executive will be provided with a relocation package upon request from the date of this agreement until ________________ consisting of direct expenses for movement of Executive's household goods from ____________ to the ______________________ area, closing costs on the purchase of a new home and third party home purchase of Executive's existing home.

                  (xvi) Miscellaneous The Executive will be provided with a leased automobile equal in value to a _____________. In addition, all insurance, gas, repairs, parking and


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            tolls are paid by the Company. The Executive will be responsible for all other costs associated with the use of the Company car. The Company will be responsible for _____________monthly parking garage fees incurred by the Executive for the duration of Executive's current position.

      3. Termination of Employment Upon Death, Disability or Retirement The Executive's employment shall terminate upon the Executive's death, Disability or Retirement during the Employment Period and the obligations of the Company upon such termination shall be limited to those benefits provided by the Company's Plans on the Date of Termination, except as specifically set forth herein or in the Stock Unit Agreement.

      4. Other Termination of Employment

            (a) Company's Termination The Company may terminate the Executive's employment during the Employment Period with or without Cause.

            (b) Executive's Termination The Executive's employment may be terminated during the Employment Period by the Executive for Good Reason.

            (c) Notice of Termination

                  (i) Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (ii) Resignation Without limiting the obligations of the Executive, or the rights of the Company, in connection with, or relating to, this Agreement, the Executive agrees that in order for the Executive to resign his employment without Good Reason with the Company or any of its Subsidiaries, the Executive shall provide the Company with six (6) months notice of resignation (the "Mandatory Notice Period") prior to the effective date of such resignation. During the Mandatory Notice Period, the Executive shall continue to perform all of his duties in accordance, and in compliance, with the terms of this Agreement. Prior to and during the Mandatory Notice Period, the Executive shall not disclose to any third parties, other than executive search firms, prospective employers (collectively, the "Permitted Third Parties") and the Executive's spouse, his intention and/or decision to terminate employment with the Company. The Executive shall, prior to any disclosure of such information to any Permitted Third Party, secure such Permitted Third Party's written agreement not to disclose such information until after the Mandatory Notice Period to anyone other than Executives and directors of such Permitted Third Party who need to


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            know such information.

            (d) Obligations of the Company Upon Termination Under Section 4 If the Executive's employment shall have been terminated under Section 4(a), other than for Cause, or 4(b):

                  (i) The  Company  shall  make a lump sum cash  payment  to the
            Executive within 30 days after the Date of Termination in an amount equal to the sum of: (l) the Executive's pro rata Annual Base Salary payable through the Date of Termination to the extent not theretofore paid; (2) the targeted amount of the Executive's annual bonus and long-term incentive awards that would have been payable with respect to the fiscal year in which the Date of Termination occurs in each case absent the termination of the Executive's employment prorated for the portion of such fiscal year through the Date of Termination taking into account the number of complete months during such fiscal year through the Date of Termination, and;
            (3) the Executive's actual earned annual or incentive awards for any completed fiscal year or period not theretofore paid or deferred;

            (ii) The Company shall pay to the Executive in equal installments, made at least monthly, over the twenty-four months following the Date of Termination an aggregate amount equal to: (1) two times the Executive's Annual Base Salary in effect on the Date of Termination; and (2) two times the targeted amount of the annual incentive bonus that would have been paid to the Executive with respect to the Company's fiscal year in which such Date of Termination occurred;

                  (iii) The Company shall continue to provide, in the manner and timing provided for in the Plans (other than stock options and except as set forth in this Section 4(d) and in Section 7(b)), the benefits provided under the Plans that the Executive would receive on an after-tax basis if the Executive's employment had continued for two years after the Date of Termination assuming for this purpose that the Executive's compensation for each such year would have been one-half of the amount paid pursuant to clause (ii) above, and the Executive shall be fully vested in any account balance and all other benefits continuation under such Plans; provided, however that the benefits provided under this clause (iii) shall be limited to the coverage permitted by law or as would otherwise not potentially adversely impact on the tax qualification of any Plans; provided, further, that if such benefits may not be continued under the Plans, the Company shall pay to the Executive an amount equal to the Company's cost had such benefits been continued;

                  (iv) (1) All  unvested  options  held by the  Executive  shall continue to vest in accordance with their terms for two years after the Date of Termination, and all remaining unvested options held by the Executive shall vest on the two year anniversary date of the Date of Termination; (2) all unvested profit shares held by the Executive or for the benefit of the Executive by a grantor trust


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            established by the Company shall continue to vest in accordance with their terms for two years after the Date of Termination and all remaining profit shares shall vest on the two year anniversary date of the Date of Termination, provided that, if permitted by the terms of any such trust, any unvested profit shares shall continue to be held by such grantor trust until such profit shares vest pursuant to this clause (iv) and any such unvested profit share not permitted to be so held shall vest immediately and be delivered to the Executive;
            (3) any other unvested equity based award (including, without limitation, restricted stock and stock units) held by the Executive shall vest on the two year anniversary date of the Date of Termination on a pro rata basis determined by a fraction, the numerator of which is the number of months elapsed from the grant of
            such  equity  award  through  the  Date  of  Termination   plus  the
            twenty-four months after the Date of Termination and the denominator of which is the total number of months in the vesting period for such award and shall be promptly delivered to the Executive entirely in the form of Common Stock, $.10 par value per share, of the Company; (4) any options held by the Executive that are vested on the Date of Termination or vest thereafter pursuant to this clause
            (iv) may be exercised until the earlier of (x) the thirty-month anniversary date of the Date of Termination and (y) the expiration date of such options, and; (5) the Executive shall not be entitled to any additional grants of any stock options, restricted stock, other equity based or incentive awards; and

                  (v) The Executive will be entitled to  continuation  of health benefits under the Plans at a level commensurate with the Executive's current position or more senior position(s) to which the Executive may be appointed, and if the Executive elects to receive such health benefits, the Company shall pay the medical premiums therefore for the first twenty-four months after the Date of Termination, and thereafter the Executive shall pay the premium charged to former employees of the Company pursuant to Section 4980B of the Code for the twenty-fifth through forty-second months following the Date of Termination, after which such health benefits shall terminate; provided, that the Company can amend or otherwise alter the Plans to provide benefits to the Executive that are no less than those commensurate with the Executive's current position or more senior position(s) to which the Executive may be appointed; provided, that to the extent such benefits cannot be provided to the Executive under the terms of the Plans or the Plans cannot be so amended in any manner not adverse to the Company, the Company shall pay the Executive, on an after-tax basis, an amount necessary for the Executive to acquire such benefits from an independent insurance carrier; and provided, further, that the obligations of the Company under this clause (v) shall be terminated if, at any time after the Date of Termination, the Executive is employed by or is otherwise affiliated with a party that offers comparable health benefits to the Executive.

            (e) Contract Non-Renewal If the Executive's employment terminates upon the expiration of the initial two-year Employment Period due to the decision not to renew or extend the Employment Period other than for Cause (as to the Company's decision) or


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      Good Reason (as to the Executive's decision):

                  (i) The  Company  shall  make a lump sum cash  payment  to the
            Executive within 30 days after the Date of Termination in an amount equal to the sum of (l) the Executive's pro rata Annual Base Salary payable through the Date of Termination to the extent not theretofore paid; (2) the targeted amount of the Executive's annual bonus and incentive awards that would have been payable with respect to the fiscal year in which the Date of Termination occurs in each case absent the termination of the Executive's employment prorated for the portion of such fiscal year through the Date of Termination taking into account the number of complete months during such fiscal year through the Date of Termination and (3) the Executive's actual earned annual or incentive awards for any completed fiscal year or period not theretofore paid or deferred; and

                  (ii) (1) All unvested options held by the Executive shall vest on the Date of Termination; (2) all unvested profit shares held by the Executive or for the benefit of the Executive by a grantor trust established by the Company shall vest on the Date of Termination and be delivered to the Executive; (3) any other unvested equity based award (including, without limitation, restricted stock and stock units) held by the Executive shall vest on the Date of Termination; and (4) any options held by the Executive that are vested on the Date of Termination or vest thereupon pursuant to this clause (ii) may be exercised until the earlier of (x) the thirty-month anniversary date of the Date of Termination and the expiration date of such options.

            (f) Cause If the Executive's employment shall be terminated for Cause during the Employment Period or if the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, death, Disability or Retirement, the Employment Period shall terminate without further obligations to the Executive other than the obligation to pay to the Executive all payments and benefits due, in accordance with the Company's Plans through the Date of Termination.

      5. Release Agreement The benefits pursuant to Section 4 are contingent upon the Executive (i) executing a Separation and Release Agreement (the "Release Agreement") upon or after any Date of Termination, a copy of which is attached as Exhibit A to this Agreement and (ii) not revoking or challenging the enforceability of the Release Agreement or this Agreement.

      6. Offset The Company shall have the right to offset the amounts required to be paid to the Executive under this Agreement against any amounts owed by the Executive to the Company, and nothing in this Agreement shall prevent the Company from pursuing any other available remedies against the Executive.

      7. Compensation and Benefits Following Change of Control

            (a) Notwithstanding any provision of this Agreement or any I Plan, in no


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      event  shall  any  compensation  or  benefits,   individually  or  in  the
      aggregate, to which the Executive would be entitled be less favorable for the two years following a Change of Control than the Executive would have been entitled based upon the most favorable of the Company's Plans in effect for the Executive at any time during the 120-day period immediately preceding such Change of Control.

            (b) In the event of termination of the Executive's  employment under
      Section 4(a) (other than for Cause) or 4(b), whether before or after a Change of Control, following a Change of Control: (i) any remaining amounts payable under Sections 4(d)(i), (ii) and (iii) shall be payable in a lump sum within 30 days after the later of the Date of Termination or the Change of Control; and (ii) in lieu of the Company's obligations under
      Section 4(d)(iv), all unvested options and equity based awards shall vest immediately on the later of the Date of Termination or the Change of Control and all such options may be exercised until the earlier of the thirty-month anniversary date of the Date of Termination and the expiration date of such options.

      8. Nonexclusivity of Rights Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any Plan for which the Executive may qualify nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any Plan, contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such Plan, or contract or agreement except as explicitly modified by this Agreement.

      9. Full Settlement; Legal Fees

            (a) No Obligation to Mitigate In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and, except as specifically provided in this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment.

            (b) Expenses of Contests

                  (i) The following shall apply for any dispute arising hereunder, under the Release Agreement or under the Stock Unit Agreement prior to a Change of Control: In each case, solely to the extent that the Executive is successful with respect thereto, the Company agrees to pay all reasonable legal and professional fees and expenses that the Executive may reasonably incur as a result of any contest by the Executive, by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement, the Release Agreement or the Stock Unit Agreement
            (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus interest on any delayed payment at the applicable Federal rate provided for in
            Section 7872(f)(2)(A) of the Internal Revenue Code of 1986 ("Code"), as amended, or any successor Section of the Code.

                  (ii) The following shall apply for any dispute arising hereunder, under the Release Agreement or under the Stock Unit Agreement upon or following a Change of Control: The Company agrees to advance to the Executive all reasonable legal and professional fees and expenses that the Executive may reasonably incur as a result of any contest by the Executive, by the Company or others of the validity or enforceability of or liability under, any provision of this Agreement, the Release Agreement or the Stock Unit Agreement (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code or any successor Section of the Code.

                  (iii) The Executive shall reimburse the Company for its reasonable legal and professional fees and expenses, and in the case of advances made pursuant to paragraph (ii) above, shall refund the Company the amount of such advances, to the extent there is a final determination that such fees, expenses or advances relate to claims brought by the Executive against, or defenses by the Executive of any claim of, the Company with respect to this Agreement, the Release Agreement or the Stock Unit Agreement that were determined to have been made or asserted by the Executive in bad faith or frivolously.

      10. Certain Additional Payments by the Company Anything in this Agreement to the contrary notwithstanding, in the event that any actual or constructive payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, the Stock Unit Agreement or otherwise) is subject to the excise tax imposed by Section 4999 of the Code or any successor provision of the Code (the "Excise Tax"), then the Company shall make the payments described on Exhibit C hereto.

      11. Restrictions and Obligations of the Executive

            (a) Consideration for Restrictions and Covenants The parties hereto acknowledge and agree that the principal consideration for the agreement to make the payments provided in Sections 3 and 4 hereof from the Company to the Executive and the grant to the Executive of the stock units of the Company as set forth in Section 2 hereof is the Executive's compliance with the undertakings set forth in this Section 11. Specifically,
      Executive agrees to comply with the provisions of this Section 11 irrespective of whether the Executive is entitled to receive any payments under Section 3 or 4 of this Agreement.

            (b) Confidentiality The confidential and proprietary information and in any material respect trade secrets of the Company are among its most valuable assets, including but not limited to, its customer and vendor lists, database, computer programs, frameworks, models, its marketing programs, its sales, financial, marketing, training and technical information, and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how the Company creates, develops, acquires or maintains its products and marketing plans, targets its potential customers and operates its retail and other businesses. The Company has invested, and continues to invest, considerable amounts of time and money in obtaining and developing the goodwill of its customers, its other external relationships, its data systems and data bases, and all the information described above (hereinafter collectively referred to as "Confidential Information"), and any misappropriation or unauthorized disclosure of Confidential Information in any form would irreparably harm the Company. The Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information relating to the Company and its business, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate, divulge or use any such information, knowledge or data to anyone other than the Company and those designated by it.

            (c) Non-Solicitation or Hire During the Employment Period and for a two-year period following the termination of the Executive's employment for any reason, the Executive shall not, directly or indirectly: (i) employ or seek to employ any person who is at the Date of Termination, or was at any time within the six-month period preceding the Date of Termination, an Executive, general manager or director or equivalent or more senior level employee of the Company or any of its subsidiaries or otherwise solicit, encourage, cause or induce any such employee of the Company or any of its subsidiaries to terminate such employee's employment with the Company or such subsidiary for the employment of another company (including for this purpose the contracting with any person who was an independent contractor (excluding consultant) of the Company during such period), or; (ii) take any action that would interfere with the relationship of the Company or its subsidiaries with their suppliers and franchisees without, in either case, the prior written consent of the Company's Board of Directors, or engage in any other action or business that would have a material adverse effect on the Company.

            (d) Non-Competition and Consulting

                  (i) During  the  Employment  Period and for a two-year  period
            (the "Consulting Period") following the termination of the Executive's employment for any reason, the Executive shall not, directly or indirectly:

                  (x) Engage in any managerial, administrative, advisory, consulting, operational or sales activities in a Restricted Business anywhere in the Restricted Area, including, without limitation, as a director or partner of such Restricted Business, or

                  (y) organize, establish, operate, own, manage, control or have a direct or indirect investment or ownership interest in a Restricted Business or in any corporation, partnership (limited or general), limited liability company enterprise or other business entity that engages in a Restricted Business anywhere in the Restricted Area; and

                  (ii) During the Consulting Period, the Executive shall:

                  (x) Be  available  to render  services  to the  Company  as an independent contract or/consultant but not as an employee of the Company; and

                  (y) perform  such  duties as may be  reasonably  requested  in writing from time to time during the Consulting Period by the Chief Executive Officer; provided that such duties shall not conflict with the duties of the Executive for a new employer if such employment does not violate the terms of Section 11(d)(i) hereof.

                  (iii) Section  11(d) shall not bind the  Executive  during any period following the termination of the Executives employment if there has been a Change of Control irrespective of whether the Change of Control occurs before or after the Date of Termination.

                  (iv) Nothing contained in this Section 11(d) shall prohibit or otherwise restrict the Executive from acquiring or owning, directly or indirectly, for passive investment purposes not intended to circumvent this Agreement, securities of any entity engaged, directly or indirectly, in a Restricted Business if either (i) such entity is a public entity and such Executive (A) is not a controlling Person of, or a member of a group that controls, such entity and (B) owns, directly or indirectly, no more than 3% of any class of equity securities of such entity or (ii) such entity is not a public entity and the Executive (A) is not a controlling Person of, or a member of a group that controls, such entity and (B) does not own, directly or indirectly, more than 1% of any class of equity securities of such entity.

            (e) Definitions For purposes of this Section 11:

                  (i) "Restricted Business" means Wal-Mart, K-Mart, Target, Kohl's, Noodle Kadoodle/Zany Brainy, e-toys, KB Toys, FAO Schwarz, Buy Buy Baby or any other business, including mail order or internet business, if more than one-third of the business' revenues are generated by the manufacture, marketing or sale of toys (including, without limitation, video games and computer software for kids, electronic toys and wheel goods), juvenile or baby products, juvenile furniture and children's clothing.

                  (ii) "Restricted  Area" means any country in which the Company or its subsidiaries owns or franchises any retail store operations or otherwise has operations on the Date of Termination.

            (f) Relief The parties hereto hereby acknowledge that the provisions of this Section 11 are reasonable and necessary for the protection of the Company and its subsidiaries. In addition, the Executive further acknowledges that the Company and its subsidiaries will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Company may be entitled, the Company will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining the Executive from any actual or threatened breach of such covenants. In addition, without limiting the Company's remedies for any breach of any restriction on the Executive set forth in Section 11, except as required by law, the Executive shall not be entitled to any payments set forth in Section 3 or 4 hereof if the Executive breaches any of the covenants applicable to the Executive contained in this Section 11, the Executive will immediately return to the Company any such payments previously received upon such a breach, and, in the event of such breach, the Company will have no obligation to pay any of the amounts that remain payable by the Company under Section 3 or 4.

            12. Successors

            (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            (c) The Company will, within thirty days after a Change of Control, and the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company within thirty days after any such event of succession to, assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

      13. Miscellaneous

            (a) Governing Law This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws.

            (b) Captions The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

            (c) Amendment This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (d) Notices All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (i) If to the  Executive,  to the  address  on file  with  the
            Company; and

                  (ii) If to the Company,  to it at Toys "R" Us, Inc.,  461 From
            Road, Paramus, New Jersey 07652, Attention: General Counsel; or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            (e) Assistance to Company At all times during and after the Employment Period and at the Company's expense for significant out-of-pocket expenses actually and reasonably incurred by the Executive in connection therewith, the Executive shall provide reasonable assistance to the Company in the collection of information and documents and shall make the Executive available when reasonably requested by the Company in connection with claims or actions brought by or against third parties or investigations by governmental agencies based upon events or circumstances concerning the Executive's duties, responsibilities and authority during the Employment Period.

            (f) Severability of Provisions Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render unenforceable any other section contained in this Agreement. The Executive acknowledges that the restrictive covenants contained in Section 11 are a condition of this Agreement and are reasonable and valid in geographical and temporal scope and in all other respects. If any court or arbitrator determines that any of the covenants in Section 11, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion, if any court or arbitrator determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall reduce such scope to the minimum extent necessary to make such covenants valid and enforceable.

            (g) Withholding The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            (h) Waiver The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

            (i) Arbitration Except as otherwise provided for herein, any controversy arising under, out of, in connection with, or relating to, this Agreement, and any amendment hereof, or the breach hereof or thereof, shall be determined and settled by arbitration in Northeastern New Jersey by a three person panel mutually agreed upon, or in the event of a disagreement as to the selection of the arbitrators, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Any award rendered therein shall specify the findings of fact of the arbitrator or arbitrators and the reasons for such award, with the reference to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof.

      IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                                 ------------------------------
                                                 EXECUTIVE


                                                 TOYS "R" US, INC.

                                                 By:
                                                     --------------------------
                                                 Name:
                                                       ------------------------
                                                 Title:
                                                        -----------------------

                                    EXHIBIT A

                        SEPARATION AND RELEASE AGREEMENT

      This Separation and Release Agreement ("Release Agreement") is entered into as of this ______ day of _____________, between Toys "R" Us, Inc. and any successor thereto (the "Company") and ______________________ (the "Executive").

      The Executive and the Company agree as follows:

      1. The employment relationship between the Executive and the Company will be terminated effective __________________ (the "Termination Date").

      2. In accordance with the rights, responsibilities, and obligations contained in Executive's Employment Agreement ("Employment Agreement") dated ____________ and the rights, responsibilities, and obligations contained herein, the Company agrees to pay the Executive certain payments after the Termination Date as follows:

      a. The Executive shall receive, on _____________, $__________, which represents __________ percent (____%) of Executive's targeted annual bonus and incentive awards for the fiscal year of _________. The Executive will receive an additional bonus for year ________ over the pro-rata period if the calculated bonus for the year ______ exceeds the targeted bonus for the year ______.

      b. The Executive will receive a total of $__________ payable in equal bi-weekly installments, over the eighteen (18) months following the Termination Date. This total sum represents an aggregate amount equal to (1) two times the Executive's Annual Base Salary in effect on the Termination Date, (2) two times the targeted amount of the annual incentive award and bonus for year ______. The first payment of $___________ shall be payable with the pay period ending
            __________.

      c. All unvested options held by the Executive shall continue to vest in accordance with their terms for two years after the Termination Date and all remaining unvested options held by the Executive shall vest on the two year anniversary of the Termination Date. All unvested profit shares continue to vest in accordance with their terms for two years after the Termination Date. Any options held by the Executive that are vested on the Termination Date or vest thereafter pursuant to this clause may be exercised until the earlier of the thirty-month anniversary date of the Termination Date and the expiration date of such options and the Executive shall not be entitled to any additional grants of any stock options, restricted stock, other equity based or long-term awards.

      d. The Executive will be eligible for participation in the Company's benefit plans, as set forth in paragraphs 4(d) of the Executive's Employment Agreement dated December 11, 2000.

      3. The Company agrees to discharge and release the Executive and the Executive's heirs from any claims, demands, and/or causes of action whatsoever, presently known or unknown, that are based upon facts occurring prior to the date of this Agreement, including, but not limited to, any claim, matter or action related to the Executive's employment and/or affiliation with, or termination and separation from the Company provided that such release shall not release the Executive from any loan or advance by the Company or any of its subsidiaries or affiliates or any act that would constitute "Cause" under the Employment Agreement or a breach under the Employment Agreement.

      4. In accordance with the rights, responsibilities, and obligations contained within the Employment Agreement and the rights, responsibilities, and obligations contained within the Release Agreement, the Executive agrees as follows:

      a) In consideration of the rights, responsibilities, and obligations contained in the Employment Agreement and the rights, responsibilities, and obligations contained in the Release Agreement, the sufficiency of which the Executive hereby acknowledges, the Executive, on behalf of the Executive and the Executive's heirs, executors and assigns, hereby releases and forever discharges the Company and its members, parents, affiliates, subsidiaries, divisions, any and all current and former directors, Executives, employees, agents, and contractors and their heirs and assigns, and any and all employee pension benefit or welfare benefit plans of the Company, including current and former trustees and administrators of such employee pension benefit and welfare benefit plans, from all claims, charges, or demands, in law or in equity, whether known or unknown, which may have existed or which may now exist from the beginning of time to the date of this letter agreement, including, without limitation, any claims the Executive may have arising from or relating to the Executive's employment or termination from employment with the Company, including a release of any rights or claims the Executive may have under Title VII of the Civil Rights Act of 1964, as amended, and the Civil Rights Act of 1991 (which prohibit discrimination in employment based upon race, color, sex, religion, and national origin); the Americans with Disabilities Act of 1990, as amended, and the Rehabilitation Act of 1973 (that prohibit discrimination based upon disability); the Family and Medical Leave Act of 1993 (which prohibits discrimination based on requesting or taking a family or medical leave); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based upon race); Section 1985(3) of the Civil Rights Act of 1871 (which prohibits conspiracies to discriminate); the Employee Retirement Income Security Act of 1974, as amended (which prohibits discrimination with regard to benefits); any other federal, state or local laws against discrimination; or any other federal, state, or local statute, or common law relating to employment, wages, hours, or any other terms and conditions of employment. This includes a release by the Executive of any claims for wrongful discharge, breach of contract, torts or any other claims in any way related to the Executive's employment with or resignation or termination from the Company. This release also includes a release of any claims for age discrimination under the Age Discrimination in Employment Act, as amended ("ADEA"); New Jersey Law Against Discrimination Equal Pay Act of 1963; and, the Consolidated Omnibus Budget Reconciliation Act of 1985. The ADEA requires that the Executive be advised to consult with an attorney before the Executive waives any claim under ADEA. In addition, the ADEA provides the Executive with at least 21 days to decide whether to waive claims under ADEA and seven days after the Executive signs the Agreement to revoke that waiver.

      b) The Executive waives any right to reinstatement or future employment with the Company or with any of it's subsidiaries or affiliates following the Executive's separation from the Company on the Termination Date.

      5. This Agreement is not an admission by either the Executive or the Company of any wrongdoing or liability.

      6. The Executive agrees not to engage in any act after execution of the Separation and Release Agreement that is intended, or may reasonably be expected to harm the reputation, business, prospects or operations of the Company, its Executives, directors, stockholders or employees. The Company further agrees that it will engage in no act that is intended, or may reasonably be expected to harm the reputation, business or prospects of the Executive.

      7. The Executive agrees that he shall not disparage or comment negatively about the Company to anyone, including, but not limited to, its customers, competitors or members of the general public that may avail themselves of services rendered by Company. Likewise, the Company agrees that it will make no disparaging remarks about Executive.

      8. The Executive and the Company agree that the Executive will only speak about the Company by means of a joint press release that shall be prepared and approved, in advance, by both parties.

      9. The Executive and the Company agree to keep the existence, terms and conditions of this Release Agreement completely and strictly confidential except as required by law, or provided by paragraph 8 above.

      10. The Executive and the Company agree that certain provisions of the Employment Agreement including, specifically, those set forth in paragraphs 9(a), 9(b), 11(b), and 11(c), are binding and in full force and effect during the period of time set forth in the Release Agreement.

      11. The Executive agrees that for a two year period following the Termination Date the Executive shall not, directly or indirectly, engage in any managerial, administrative, advisory, consulting, operational or sales activities or organize, establish, operate, own, manage, or control a direct or indirect investment or ownership interest in Wal-Mart, K-Mart, Target, Kohl's, Noodle Kadoodle/Zany Brainy, e-toys, KB Toys, FAO Schwarz, Buy Buy Baby or any other business, including mail order or internet business, if more than one-third of the business' revenues are generated by the manufacture, marketing or sale of toys (including, without limitation, video games and computer software for kids, electronic toys and wheel goods), juvenile or baby products, juvenile furniture or children's clothing.

      12. The Executive shall promptly return all the Company's property in the Executive's possession, including, but not limited to, the Company's keys, credit cards, cellular phones, computer, software and peripherals and originals or copies of books, records, or other information pertaining to the Company's business. The Executive shall return any leased or Company car at the expiration of the Consulting Period (as defined in the Employment Agreement), or at that time when he is entitled to receive a car from his future employer, whichever comes first. While the Executive is using the Company car, the Company will continue to reimburse the Executive for routine automobile maintenance, automobile repairs and automobile insurance. The Executive is personally responsible for all other costs associated with the use of the Company car.

      13. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the principles of conflict of laws. Exclusive jurisdiction with respect to any legal proceeding brought concerning any subject matter contained in this Agreement shall be settled by arbitration as provided in the Employment Agreement.

      14. This Agreement represents the complete agreement between the Executive and the

Company concerning the subject matter in this Agreement and supersedes all prior agreements or understandings, written or oral. No attempted modification or waiver of any of the provisions of this Agreement shall be binding on either party unless in writing and signed by both the Executive and the Company.

      15. Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or non-enforceability of any section shall not invalidate or render unenforceable any other section contained in this Agreement.

      16. It is further understood that for a period of 7 days following the execution of this Agreement in duplicate originals, the Executive may revoke this Agreement, and this Agreement shall not become effective or enforceable until the revocation period has expired. No revocation of this Agreement by the Executive shall be effective unless the Company has received, within the 7-day revocation period, written notice of any revocation, all monies received by the Executive under this Agreement and all originals and copies of this Agreement.

      17. This Agreement has been entered into voluntarily and not as a result of coercion, duress, or undue influence. The Executive acknowledges that the Executive has read and fully understands the terms of this Agreement and has been advised to consult with an attorney before executing this Agreement. Additionally, the Executive acknowledges that the Executive has been afforded the opportunity of at least 21 days to consider this Agreement.

      The parties to this Agreement have executed this Agreement as of the day and year first written above.

                                                 TOYS "R" US, INC.
                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:


                                                 EXECUTIVE


                                                 ------------------------------

                                    EXHIBIT B

      Capitalized terms used in the Agreement that are not elsewhere defined in the Agreement have the definitions set forth below:

      "Annual Base Salary" means the annual base salary of the Executive as of the date of the Agreement as may be increased from time to time in the discretion of the Committee.

      "Board" means the Board of Directors of the Company.

"Cause" means: (i) the conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude: 9Ii) the commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company or a subsidiary; (iii) an act of dishonesty resulting or intended to result, directly or indirectly, in material gain or personal enrichment to the Executive at the expense of the Company or a subsidiary; (iv) any material breach of the Executive's fiduciary duties to the Company as an employee or Executive; (v) a serious violation of the Toys "R" Us Ethics Agreement or any other serious violation of a Company policy; (vi) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness resulting in a Disability), within a reasonable time after a written demand for substantial performance is delivered to the Executive by the Board, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; (vii) the failure by the Executive to comply, in any material respect, with the provisions of Section 11 of the Agreement; of (viii) the failure by the Executive to comply with any other undertaking set forth in the Agreement or any breach by the Executive hereof that is reasonably likely to result in a material injury to the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interest of the Company. Any act, or failure to act, based upon authority given pursuant to the resolution duly adopted by the Board or based upon the advice of regular outside counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. the cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described, and specifying the particulars thereof in detail.

      "Change of Control" - See Exhibit C.

      "Committee" means that Company's Management Compensation and Stock Option Committed of the Board of Directors or any successor committed of the Board performing equivalent functions.

"Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the cause may be (although such Date of Termination shall retroactively cease to apply if the circumstances providing the basis of termination for Cause or Good Reason are cured in accordance with the Agreement), (ii) if the Executive's employment is termination by the Company other than for Cause, the Date of Termination shall be the date so designated by the Company in its notification to the Executive of such termination, (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the effective date of the Disability, as the case may be, and (iv) the last day of the Employment Period during with the Company shall have given notice to the Executive that the Employment Period shall not be extended.

      "Disability" means the determination that the Executive is disabled pursuant to the terms of the TRU Partnership Employees' Savings and Profit Sharing Plan, as amended and restated as of February 1, 1997, as the same may be amended from time to time.

      "Good Reason" means, without the Executive's prior written consent, the occurrence of any of the following, provided that the Executive delivers a Notice of Termination specifying such occurrence within 30 days thereof:

      (i) the assignment of the Executive to a position materially inconsistent with the requirements of Section 2(a) of the Agreement, excluding for this purpose an action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; provided, however, that the foregoing shall not constitute "Good Reason" if it is not attendant to a reduction in the Executive's Annual Base Salary or total target compensation, except that a request by the Company for the Executive to relocate outside Northeastern New Jersey shall constitute "Good Reason";

      (ii) any failure by the Company to comply in any material respect with any of the provisions of section 2(b) of the Agreement, other than failure not occurring in bad faith and that is remedied by the Company within a reasonable time after receipt of notice thereof given by the Executive;

      (iii) any failure by the Company to comply with an satisfy Section 12(c) of the Agreement, or

      (iv) notice by the Company that it is not extending the termination date of the

      (v)

      (vi) Employment period.

      "Notice of Termination" means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated and (iii) if the Date of Termination (as defined above) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice).

      "Plans" means all employee compensation, benefit and welfare plans, policies and programs of the Company, which may include, without limitation, incentive, savings, retirement, stock option, restricted stock, supplemental Executive retirement, pension, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans, vacation practices, fringe benefit practices and policies relating to the reimbursement of business expenses.

      "Retirement" shall have the meaning ascribed to that term in the Plan under which benefits are being sought by the Executive.

                                    EXHIBIT C

                                CHANGE OF CONTROL

I.    Certain Definitions

      "Change of Control" means, after the date hereof:

      (a) The acquisition by any individual, entity or group (within the meaning of Section 13(dX3) or 14(dX2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition of the Company of any of its subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company,
(iii) any acquisition by any Person pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below, or (iv) any acquisition by any entity in which the Executive has a material direct or indirect equity interest; or

      (b) The cessation of the "Incumbent Board" for any reason to constitute at least a majority of the Board. "Incumbent Board" means the members of the Board on the date hereof and any member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, except that the Incumbent Board shall not include any member of the Board whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

      (c) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination each of the following would be correct:

            (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Person resulting from such Business Combination
      (including, without limitation, a Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and

            (ii) no Person (excluding (A) any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or such corporation resulting from such Business Combination or any Affiliate of such corporation, or (B) any entity in which the Executive has a material equity interest, or any "Affiliate" (as defined in Rule 405 under the

      Securities Act of 1933, as amended) of such entity) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

            (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

      (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

II.   Tax Gross-Up

      (a) If required by Section 10 of the Agreement, in addition to the payments described in Sections 4 and 7 of the Agreement and the grants described in the Stock Unit Agreement, the Company shall pay to the Executive an amount (the "Gross-up") such that the net amount retained by the Executive, after deduction of any Excise Tax and any Federal, state and local income taxes, equals the amount of such payments that the Executive would have retained had such Excise Tax not been imposed. In addition, the Company shall indemnify and hold the Executive harmless on an after-tax basis from any Excise Tax imposed on or with respect to any such payment (including, without limitation, any interest, penalties and additions to tax) payable in connection with any such Excise Tax. For purposes of determining the amount of any Gross-up or the amount required to make an indemnity payment on an after-tax basis, it shall be assumed that the Executive is subject to Federal, state and local income tax at the highest marginal statutory rates in effect for the relevant period after taking into account any deduction available in respect of any such tax (e.g., if state and local taxes are deductible for Federal income tax purposes in the relevant period, it shall be assumed that such taxes offset income that would otherwise be subject to Federal income tax at the highest marginal statutory rate in effect for such period).

      (b) Subject to the provisions of paragraph (c) of this Exhibit C, the determination of (i) whether a Gross-up is required and the amount of such Gross-up and (ii) the amount necessary to make any payment on an after-tax basis, shall be made in accordance with the assumptions set forth in paragraph
(a) of this Exhibit C by Ernst & Young LLP or such other "Big Six" accounting firm designated by the Executive and reasonably acceptable to the Company.

      (c) The Executive shall notify the Company as soon as practicable in writing of any claim by the Internal Revenue Service that, if successful, would require any Gross-up or indemnity payment. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall take all actions necessary to permit the Company to control all proceedings taken in connection with such contest. In that connection, the Company may, at its sole option, pursue or forgo any and all administrative appeals, proceedings, hearings and conferences in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner; provided, however, that the Company shall pay and indemnify the Executive from and against all costs and expenses incurred in connection with such contest; provided further, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and at no net after-tax cost to the Executive. If the Executive becomes entitled to receive any refund or credit with respect to such claim (or would be entitled to a refund or credit but for a counterclaim for taxes not indemnified hereunder), the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon) plus the amount of any tax benefit available to the Executive as a result of making such payment (any such benefit calculated based on the assumption that any deduction available to the Executive offsets income that would otherwise be taxed at the highest marginal statutory rates of Federal, state and local income tax for the relevant periods).

                                    EXHIBIT D

                              STOCK UNIT AGREEMENT

      STOCK  UNIT   AGREEMENT,   dated  as  of   _________________   (the  "Unit
Agreement"), between TOYS "R" US, INC., a Delaware corporation (the "Company"), and ______________________ (the "Executive").

                                   WITNESSETH:

      WHEREAS, the Company has approved an Amendment (the "Amendment") to the Company's 1994 Stock Option and Performance Incentive Plan (the "Plan") providing for performance criteria that may be utilized by the Management Compensation and Stock Option Committee (the "Committee") in connection with the grant of Performance Shares (as defined in the Plan and referred to herein as "Stock Units");

      WHEREAS, concurrently herewith, the Executive and the Company are entering into an Employment Agreement, dated as of even date herewith (the "Employment Agreement");

      WHEREAS, as further inducement for the Executive to execute the Employment Agreement and continue in the employ of the Company, the Committee has determined to grant the Executive the Stock Units as described in this Unit Agreement; and

      WHEREAS, the Board and the Committee desire that the compensation arising from the Stock Units shall qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

      NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the parties agree as follows:

      1. Definitions Capitalized terms used herein without definition shall have the meanings ascribed to them in the Plan.

      2. Stock Unit Grant Subject to the terms and conditions set forth in this Unit Agreement and in Section 10 of the Plan, the Executive is hereby granted 10,000 Stock Units. Each Stock Unit represents the right to receive one share of Restricted Stock (collectively, with other shares of stock relating to the Stock Units and held in the Executive's account in the Trust (as defined below) in respect of the Stock Units, the "Shares"). The Shares shall be promptly deposited after the date hereof in the grantor trust created pursuant to the Grantor Trust Agreement, dated as of October 1, 1995 between the Company and American Express Trust Company, a Minnesota trust company (together with any grantor trust subsequently established by the Company, the "Trust") and shall be allocated by the Trust to the Executive's account therein subject to the forfeiture conditions of Section 3 below. Any property attributable to the Shares, including, without limitation, dividends and distributions thereon, shall be deposited into the Trust, shall as promptly as practicable be reinvested in shares of stock, and shall be allocated by the Trust to the Executive's account therein subject to the forfeiture conditions of Section 3 below.

      3. Forfeiture Conditions The Stock Units granted to the Executive hereunder shall be forfeited:

            (i) in their entirety, if the Executive's employment with the Company terminates prior to the second anniversary of the date hereof,

            (ii) with respect to 50% of the Shares, if the Executive's employment with the Company terminates on or after the second anniversary of the date hereof and prior to the third anniversary of the date hereof.

      4. Investment Representation The Shares acquired by the Executive under this Unit Agreement will be acquired for the Office's account and not with a view to the distribution thereof, and the Executive will not sell or otherwise dispose of the Shares unless the Shares are registered under the Securities Act of 1933, as amended (the "Act"), or the Executive shall furnish the Company with an opinion of counsel reasonably satisfactory to the Company that such registration is not required, and a legend to such effect may be placed on the certificate for the Shares.

      5. Liability; Indemnification No member of the Committee, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to this Unit Agreement, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability such member may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between any such member and the Company.

      6. Severability Each of the Sections contained in this Unit Agreement shall be enforceable independently of every other section in this Unit Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render unenforceable any other section contained in this Unit Agreement

      7. Governing Law This Unit Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws. Exclusive jurisdiction with respect to any legal proceeding brought concerning any subject matter contained in this Unit Agreement shall be settled by arbitration as provided in the Employment Agreement.

      8. Captions The captions of this Unit Agreement are not part of the provisions hereof and shall have no force or effect.

      9. Amendment This Unit Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

      10. Notices All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            (i) If to the  Executive,  to the address on file with the  Company;
      and

            (ii) If to the Company, to it at Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652, Attention: General Counsel;

            or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

      11. Interpretation The interpretation and decision with regard to any question arising under this Unit Agreement or with respect to the Stock Units made by the Committee shall be final and conclusive on the Executive.

      12. Successors This Unit Agreement shall be binding upon the Company and its successors and assigns.


      IN WITNESS WHEREOF, this Agreement has been executed by the Company by one of its duly authorized Executives as of the date specified above.

                                                 TOYS "R" US, INC.

                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

I hereby acknowledge receipt of the Stock Units and agree to the provisions set forth in this Agreement.



----------------------
EXECUTIVE